Exhibit 99.1

Charles & Colvard Reports Fourth Quarter and Full Year 2015 Financial Results

Improvements in Revenue and Net Loss, and Reduced Inventory for Quarter and Year

Conference Call to Be Held Today at 5:00 PM EST

MORRISVILLE, NC – March 8, 2016 – Charles & Colvard, Ltd. (NASDAQ: CTHR), the original and leading worldwide source of moissanite, reports financial results for the fourth quarter and full year ended December 31, 2015.

Suzanne Miglucci, President and CEO of Charles & Colvard, said, “During this transitional year, when changes in leadership brought shifts in the ways in which we approached and analyzed our business, our Company executed several key initiatives. We grew our direct-to-consumer e-commerce business, Moissanite.com, by 59% for the year. In addition we reduced our inventory and increased our cash. One of our most exciting accomplishments was the launch of Forever One™, our first and only colorless moissanite jewel.”

Ms. Miglucci continued, “Our launch of Forever One was met with great enthusiasm from existing consumers and our channel partners. We plan to leverage this response and expand our Forever One assortment throughout the coming year with a series of scheduled product releases. Working together with our raw materials supplier, we are taking advantage of the opportunity to move up-market and compete directly with diamonds for market share.”

Ms. Miglucci concluded, “In reviewing our business, we believe that we have an enormous opportunity to strive toward improving revenue and profitability and increasing shareholder value by concentrating on our core competencies. With this goal in mind, we made the decision during the first quarter of 2016 to divest our direct-to-consumer home party business in order to focus on our mission of becoming an innovative, disruptive leader in the jewelry industry by offering a socially responsible created jewel that will last forever at a revolutionary value. Part of our plans include growing our wholesale segment with key distributors, jewelry manufacturers and retailers, while also expanding our Moissanite.com direct-to-consumer segment. To support our efforts, we intend to expand our multi-channel e-commerce footprint through third-party marketplaces, comparison shopping engines, affiliate networks and social commerce sites. We know we have a lot of work ahead of us and look forward to an exciting, productive and lucrative year ahead.”

Financial Highlights for the Fourth Quarter 2015:

•	Fourth quarter 2015 sales were $8.4 million compared with $7.2 million in the year-ago fourth quarter, an increase of 16%.
•	Loose jewel sales were $4.7 million for the quarter, compared with $2.9 million for the year-ago fourth quarter, an increase of 60%.
•	Finished jewelry sales were $3.7 million for the quarter, compared with $4.3 million in the year-ago fourth quarter, a 13% decrease.
•	The Company’s wholesale business revenue increased 4% to $5.5 million, or 66% of sales for the quarter compared with $5.3 million, or 74% of sales in the year-ago fourth quarter.
•	The Company’s direct-to-consumer e-commerce business, Moissanite.com, increased 41% to $1.9 million, or 22% of sales from the year-ago fourth quarter when it was $1.3 million, or 18% of sales.
•	The Company’s former direct-to-consumer home party business, Lulu Avenue®, increased 78% for the quarter to $1.0 million or 12% of sales, compared with $0.6 million or 8% of sales in the fourth quarter of 2014.
•	Operating expenses were $4.9 million for the fourth quarter of 2015, compared with $4.2 million in the year-ago fourth quarter.
•	Net loss for the fourth quarter was $1.9 million, or $0.09 per share, compared with a net loss of $2.8 million, or $0.14 per share, in the year-ago fourth quarter.

Financial Highlights for the Full Year Ended December 31, 2015:

•	Sales for the year ended December 31, 2015 were $30.8 million compared with $25.6 million in the year-ago period, an increase of 20%.
•	Loose jewel sales were $15.1 million for the year compared with $12.9 million for the year-ago period, an increase of 17%.
•	Finished jewelry sales were $15.7 million for the year, compared with $12.7 million in 2014, a 23% increase.
•	The Company’s wholesale business revenue totaled $20.3 million, or 66% of sales for the year, compared with $20.8 million, or 81% of sales for the year-ago period.
•	The Company’s direct-to-consumer e-commerce business, Moissanite.com, had revenue of $5.4 million, or 18% of sales for the year, compared with revenue of $3.4 million, or 13% of sales a year ago.
•	Lulu Avenue®, the Company’s former direct-to-consumer home party business, had revenue of $5.07 million, or 16% of sales for the year, compared with $1.5 million, or 6% of sales a year ago.

•	Operating expenses were $19.8 million for 2015 compared with $16.7 million a year ago.

•	Net loss for the year was $9.6 million, or $0.47 per share, compared with a net loss of $13.1 million, or $0.65 per share last year.

Financial Position

Cash and liquid investments totaled $5.3 million at December 31, 2015, an increase of $1.3 million from approximately $4.0 million at December 31, 2014. The Company had no debt outstanding as of December 31, 2015. Total inventory, including long-term and consigned inventory, was $32.3 million as of December 31, 2015, compared to $38.9 million as of December 31, 2014.

Investor Conference Call

Shareholders and other interested parties may participate in the upcoming investor conference call by dialing 877-270-2148 (international/local participants dial 412-902-6510), and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 5:00 p.m. EST on March 8, 2016. The call will also be broadcast live on the Internet at https://www.webcaster4.com/Webcast/Page/346/13666.

The conference call will be archived for review on the Internet at https://www.webcaster4.com/Webcast/Page/346/13666 and on the Company’s website at http://www.charlesandcolvard.com/investor-relations/events until March 15, 2016.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the world’s only source of Forever Classic™, Forever Brilliant®, and Forever One™ moissanite gemstones, which surpass the fire and brilliance of diamonds. Moissanite is unique, available in three color grades (colorless, near-colorless, and faint color), and created from silicon carbide (SiC) crystals for fine jewelry. Charles & Colvard Created Moissanite® is sold with a Certificate of Authenticity and Limited Lifetime Warranty to wholesale distributors, manufacturers, retailers, TV shopping networks, and designers as loose stones or set in a wide variety of quality metal setting options. Charles & Colvard, Ltd. also sells direct to consumers through its wholly owned operating subsidiary, Moissanite.com, LLC. Charles & Colvard, Ltd.’s common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR.” For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer acceptance and growth of sales of our products resulting from our strategic initiatives; dependence on a limited number of customers; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; the financial condition of our major customers and their willingness and ability to market our products; dependence on Cree, Inc. as the sole supplier of the raw material; intense competition in the worldwide jewelry industry; our ability to successfully manage the transition of our President and Chief Executive Officer and other organizational change; our ability to meet the continued listing requirements of The Nasdaq Stock Market LLC; our current wholesale customers’ potential perception of us as a competitor in the finished jewelry business; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; general economic and market conditions, including the current economic environment; risks of conducting business in foreign countries; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; our ability to maintain and utilize e-commerce platforms for our sales strategy; the failure to evaluate and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Public Relations:

Dian Griesel Int’l.

Susan Forman, Laura Radocaj

(212) 825-3210

Investor Relations:

Taglich Brothers, Inc.

Christopher Schreiber

212-661-6886

-Financial Tables Follow-

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net sales	$8,395,117	$7,209,555	$30,767,117	$25,640,649
Costs and expenses:
Cost of goods sold	5,356,476	5,756,509	20,552,707	18,013,335
Sales and marketing	2,862,437	2,967,020	12,362,511	9,853,671
General and administrative	2,041,055	1,246,005	7,384,119	6,789,274
Research and development	2,340	2,706	17,795	18,070
Loss on abandonment of assets	-	8,322	-	10,523
Total costs and expenses	10,262,308	9,980,562	40,317,132	34,684,873
Loss from operations	(1,867,191)	(2,771,007)	(9,550,015)	(9,044,224)
Other income (expense):
Interest income	-	-	11	65
Interest expense	(9,558)	14	(10,359)	(901)
Gain on sale of long-term assets	-	-	125	-
Total other expense	(9,558)	14	(10,223)	(836
Loss before income taxes	(1,876,749)	(2,770,993)	(9,560,238)	(9,045,060)
Income tax net expense	(3,242)	(3,093)	(12,821)	(4,051,963)
Net loss	$(1,879,991)	$(2,774,086	$(9,573,059)	$(13,097,023)

Net loss per common share:
Basic	$(0.09)	$(0.14)	$(0.47)	$(0.65)
Diluted	$(0.09)	$(0.14)	$(0.47)	$(0.65)

Weighted average number of shares used in computing net loss per common share:
Basic	20,618,225	20,363,040	20,407,764	20,295,618
Diluted	20,618,225	20,363,040	20,407,764	20,295,618

CHARLES & COLVARD, LTD.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$5,274,305	$4,007,341
Accounts receivable, net	3,852,651	5,510,253
Inventory, net	10,739,798	13,320,639
Prepaid expenses and other assets	784,105	602,850
Total current assets	20,650,859	23,441,083
Long-term assets:
Inventory, net	21,588,622	25,617,990
Property and equipment, net	1,615,683	1,859,355
Intangible assets, net	71,086	216,947
Other assets	214,588	291,022
Total long-term assets	23,489,979	27,985,314
TOTAL ASSETS	$44,140,838	$51,426,397

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,463,148	$3,286,086
Accrued cooperative advertising	58,000	220,000
Accrued expenses and other liabilities	1,100,187	684,577
Total current liabilities	4,621,335	4,190,663
Long-term liabilities:
Accrued expenses and other liabilities	710,223	809,879
Accrued income taxes	420,503	407,682
Total long-term liabilities	1,130,726	1,217,561
Total liabilities	5,752,061	5,408,224
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 21,111,585 and 20,382,333 shares issued and outstanding at December 31, 2015 and 2014, respectively	54,240,247	53,949,001
Additional paid-in capital – stock-based compensation	13,280,920	11,628,503
Accumulated deficit	(29,132,390)	(19,559,331)
Total shareholders’ equity	38,388,777	46,018,173
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$44,140,838	$51,426,397

CHARLES & COLVARD, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Year Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,573,059)	$(13,097,023)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	863,353	1,107,955
Stock-based compensation	1,770,897	1,687,523
Provision for uncollectible accounts	89,462	734,243
Provision for sales returns	(179,000)	(276,000)
Provision for inventory reserves	436,000	295,000
Provision for deferred income taxes	-	4,039,723
Loss on abandonment of assets	-	10,523
Gain on sale of long-term assets	(125)	-
Changes in assets and liabilities:
Accounts receivable	1,747,140	4,276,236
Inventory	6,174,209	3,178,473
Prepaid expenses and other assets, net	(104,821)	116,459
Accounts payable	177,062	(384,465)
Accrued cooperative advertising	(162,000)	32,000
Accrued income taxes	12,821	12,240
Accrued expenses and other liabilities	315,954	302,110
Net cash provided by operating activities	1,567,893	2,034,997

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(428,128)	(545,543)
Patent, license rights, and trademark costs	(45,742)	(55,518)
Proceeds from sale of assets	175	-
Net cash used in investing activities	(473,695)	(601,061)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	172,766	-
Net cash provided by financing activities	172,766	-

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,266,964	1,433,936
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,007,341	2,573,405
CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,274,305	$4,007,341

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$10,359	$901
Cash paid during the year for income taxes	$-	$-
Non-cash investing activities:
Tenant improvement allowance received under operating lease	$-	$550,160